EXHIBIT 10.2

FIFTH AMENDMENT TO
THE ZIONS BANCORPORATION, N.A.
PAYSHELTER 401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN
(As amended and restated effective January 1, 2007)
This Fifth Amendment to the Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan (“Plan”), as restated and amended effective January 1, 2007, is made and entered into this __11th _ day of September, 2020, by the Zions Bancorporation, N.A. Benefits Committee (“Committee”) on behalf of Zions Bancorporation, N.A. (“Employer”).
W I T N E S S E T H:
WHEREAS, the Employer has previously entered into the Plan, which Plan has been most recently restated and amended in its entirety effective for the plan year commencing on January 1, 2007, and for all plan years thereafter; and
WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part, and
WHEREAS, the Committee has been authorized and empowered by the Board of Directors of the Employer to adopt amendments or changes to the Plan which are designed to clarify a provision or provisions of the Plan or which are intended to maintain or bring the Plan into compliance with applicable Federal or state law, or which will not create or result in a significant increase in the cost to the Employer or any subsidiary thereof of maintaining or operating the Plan or have a material, substantive effect on the rights or obligations of the Employer or any subsidiary thereof with respect to the Plan; and
WHEREAS, the Committee, for and on behalf of the Employer and consistent with the power and authority granted to it, now desires to amend the Plan to eliminate any provision that may otherwise permit the acquisition of employer securities through an exempt loan transaction or the allocation of employer securities to participant accounts that could be released from a suspense account maintained for that purpose; and
WHEREAS, the Committee has determined that the amendment will not create or result in a significant increase in the cost to the Employer or any subsidiary thereof of maintaining or operating the Plan;
NOW THEREFORE, in consideration of the foregoing premises, the Committee, for and on behalf of the Employer, adopts the following amendments to the Plan (amended language is marked in bold italics):
1.Section 2.26 is amended to read as follows:

2.26    “Exempt Loan” shall mean a loan to this Plan that satisfies the Exempt Loan transaction provisions of Section 14.3. Effective January 1, 2020, the Plan shall not engage in any transaction involving the acquisition of Employer Securities through use of an Exempt Loan.
2.Section 2.36 is amended to read as follows:
2.36    “Leveraged Employer Securities” shall mean Employer Securities acquired by the Trust with the proceeds of an Exempt Loan. Effective January 1, 2020, the Plan shall not hold any Leveraged Employer Securities or engage in any transaction involving the acquisition of Leveraged Employer Securities through use of an Exempt Loan.
3.Section 6.3(d)(1) is amended to read as follows:
1.The Employer Securities Account maintained for each Participant shall be credited with the Participant's allocable share of Employer Securities (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust, with any forfeitures of Employer Securities and with any stock dividends on Employer Securities allocated to his Employer Securities Account. Employer Securities acquired with an Exempt Loan under Section 14.3 shall be allocated in accordance with that Section, subject however, to the provisions of this Section 6.3. Effective January 1, 2020, the Plan shall not hold any Employer Securities acquired with an Exempt Loan or engage in any transaction involving the acquisition of Employer Securities through use of an Exempt Loan.
2.The first paragraph of Section 6.3(e) is amended to read as follows:
    (e)    Cash dividends the Employer pays with respect to Employer Securities held by the Plan shall be allocated pro-rata to the Dividend Account of each Participant according to the number of Employer Securities in the Participant's Employer Securities Account as of the dividend date of record, less any Employer Securities allocated to or acquired for the Participant’s Employer Securities Account on or after the immediately preceding ex- dividend date. The Plan Administrator will not allocate to a Dividend Account any cash dividends the Employer directs the Trustee to apply to the payment of an Exempt Loan nor any cash dividends the Employer directs the Trustee to distribute directly to a Participant in accordance with Section 9.7. Effective January 1, 2020, the Plan shall not hold any Employer Securities acquired with an Exempt Loan or engage in any transaction involving the acquisition of Employer Securities through use of an Exempt Loan.

3.The final paragraph of Section 6.3(e) is amended to read as follows:
    If the Employer directs the Trustee to apply cash dividends on Employer Securities to the payment of an Exempt Loan, the Plan Administrator will first allocate the released Employer Securities to the Participants' Employer Securities Accounts in the same ratio, determined on the dividend declaration date, that Employer Securities allocated to a Participant's Employer Securities Account bear to the Employer Securities allocated to all Employer Securities Accounts. This first allocation of released Employer Securities must equal the greater of: (1) the shares of released Employer Securities equal to the fair market value of the cash dividends attributable to the allocated Employer Securities; or (2) the number of shares of all released Employer Securities attributable to the cash dividends on allocated Employer Securities. If any released Employer Securities remain unallocated after the first allocation, the Plan Administrator will allocate these remaining released Employer Securities as if the Employer has made an Employer Contribution equal to the amount of the cash dividend attributable to the unallocated Employer Securities. Effective January 1, 2020, the Plan shall not hold any Employer Securities acquired with an Exempt Loan or engage in any transaction involving the acquisition of Employer Securities through use of an Exempt Loan.
4.The final paragraph of Section 7.1(a) is amended to read as follows:
    “Annual Additions” do not include any Employer Contributions applied by the Plan Administrator (not later than the due date, including extensions, for filing the Employer's federal income tax return for the Plan Year) to pay interest (charged to a Participant's Account) on an Exempt Loan, and any Leveraged Employer Securities the Plan Administrator allocates as forfeitures; provided however, the provisions of this sentence do not apply in a Limitation Year for which the Plan Administrator allocates more than one-third of the Employer Contributions applied to pay principal and interest on an Exempt Loan to Highly Compensated Employee-Participants. Effective January 1, 2020, the Plan shall not hold any Employer Securities acquired with an Exempt Loan or engage in any transaction involving the acquisition of Employer Securities through use of an Exempt Loan.
5.The second paragraph of Section 9.8(b) is amended to read as follows:
For purposes of this Section 9.8(b), a distribution to a Participant of his Accrued Benefit shall not include any Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the Exempt Loan is paid in full. The Plan has not at any time held Employer

Securities acquired with the proceeds of an Exempt Loan and effective January 1, 2020, the Plan shall not hold any Employer Securities acquired with an Exempt Loan or engage in any transaction involving the acquisition of Employer Securities through use of an Exempt Loan.
6.Section 14.3 is amended to add a new subsection (i) at the end thereof to read as follows:
(i)    The Plan has not at any time engaged in an Exempt Loan transaction or acquired any Employer Securities through use of an Exempt Loan. Effective January 1, 2020, the Plan shall not hold any Employer Securities acquired with an Exempt Loan or engage in any transaction involving the acquisition of Employer Securities through use of an Exempt Loan. Any provision in the Trust Agreement permitting or authorizing the use of an Exempt Loan transaction for the purpose of acquiring Employer Securities on a leveraged basis shall be treated by the Plan Sponsor and the Administrator as null and void.
3.    This Fifth Amendment shall be effective January 1, 2020, and for all Plan Years commencing on and after that date. In all other respects, the Plan is ratified and approved.
IN WITNESS WHEREOF, the Zions Bancorporation, N.A. Benefits Committee by its authorized representative has caused this Fifth Amendment to the Plan to be duly executed as of the date and year first above written.
ZIONS BANCORPORATION, N.A. BENEFITS COMMITTEE

By:_/s/ Paul Burdiss________________________
Name:_Paul Burdiss________________________
Title:_Chief Financial Officer_________________

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